                                  EXHIBIT 2.1
      AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 12, 1999 BY
            AND AMONG FGT, GARY ULMER, ALADDIN SYSTEMS, INC. AND THE
                     SHAREHOLDERS OF ALADDIN SYSTEMS, INC.

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this day of October 1999, by and among Foreplay Golf & Travel Tours, Inc., a Nevada corporation (hereinafter "FGT"); Glen Ulmer, the sole officer and director of FGT (hereinafter "Ulmer"); Aladdin Systems, Inc., a Delaware corporation (hereinafter "Aladdin"), and the owners of the outstanding shares of common stock of Aladdin (hereinafter the "Aladdin Stockholders").

                                    RECITALS:

         WHEREAS, the Aladdin Stockholders own all of the issued and outstanding common stock of Aladdin (the "Aladdin Common Stock"). FGT desires to acquire the Aladdin Common Stock solely in exchange for voting common stock of FGT, making Aladdin a wholly-owned subsidiary of FGT; and

         WHEREAS, the Aladdin Stockholders (as set forth on Exhibit "A" to be delivered on or before Closing) desire to acquire voting common stock of FGT in exchange for the Aladdin Common Stock, as more fully set forth herein.

         NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

         1. Plan of Reorganization. It is hereby agreed that the Aladdin Common Stock shall be acquired by FGT in exchange solely for FGT common voting stock (the "FGT Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of Aladdin shall be acquired by FGT in exchange solely for FGT common voting stock and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

         2. Exchange of Shares. FGT and Aladdin Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the Aladdin Common Stock shall be delivered at Closing to FGT in exchange for the FGT Shares, after giving effect to a 2.2 to 1 reverse stock split (the "FGT Reverse Stock Split") as to all presently outstanding shares of FGT common stock, as follows:


         (a) At Closing, FGT shall, subject to the conditions set forth herein, issue an aggregate of 7,441,628 shares of FGT common stock (after giving effect to the FGT Reverse Stock Split) for immediate delivery to the Aladdin Stockholders in exchange for 100% of the Aladdin Common Stock. The 7,441,628 shares does not include any shares reserved for issuance upon exercise of options granted by FGT to optionholders of Aladdin at Closing in exchange for existing Aladdin options as set forth on Exhibit "A".

         (b) Each consenting Aladdin Stockholder shall execute this Agreement or a written consent to the exchange of their Aladdin Common Stock for FGT Shares.

         (c) Unless otherwise agreed by FGT and Aladdin this transaction shall close only in the event FGT is able to acquire at least 80% of the outstanding Aladdin Common Stock; however, it is the intent of the parties to have FGT acquire all of the Aladdin Common Stock.

         (d) In the event that on or prior to the Closing Date, any optionholders of Aladdin shall waive any options granted to them, such number of waived options shall be added to the 7,441,628 FGT Shares to be delivered at Closing and the exchange ratio set forth in subsection (a) above shall be recalculated to reflect such additional number of FGT Shares to be issued to the Aladdin Stockholders.

         3. Pre-Closing Events. The Closing is subject to the completion of the following:

         (a) FGT shall have authorized 50,000,000 shares of $.001 par value common stock and at Closing shall amend its Articles of Incorporation to authorize 1,000,000 shares of $.001 par value preferred stock. The preferred stock shall be subject to issuance in such series and with such rights, preferences and designations as determined in the sole discretion of the board of directors.

         (b) At or about the time of Closing, FGT shall have received 2,000 shares for cancellation and shall have then effectuated the FGT Reverse Stock Split at or about the Closing, and shall have 650,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding and there shall be no outstanding options, warrants or other rights to purchase FGT securities.

         (c) FGT shall have no material assets and no liabilities contingent or fixed except the proceeds of the FGT Financing (as defined herein).

         4. Exchange of Securities. As of the Closing Date each of the following shall occur:

         (a) All shares of Aladdin Common Stock issued and outstanding on the Closing Date shall be exchanged for the FGT Shares (up to an aggregate amount of 7,441,628 FGT Shares to be delivered at Closing). The exchange ratio shall be
1.580287 FGT Shares for each outstanding Aladdin share. All such outstanding shares of Aladdin Common Stock shall be deemed, after Closing, to be owned by FGT. The holders of such certificates previously evidencing shares of Aladdin

Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of Aladdin Common Stock except as otherwise provided herein or by law;

         (b) Any shares of Aladdin Common Stock held in the treasury of Aladdin immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

         (c) The 650,000 shares of FGT common stock previously issued and outstanding prior to the Closing, after giving effect to the FGT Reverse Split, will remain outstanding.

         5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:

         (a) FGT shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect (1) a name change, (2) authorize 1,000,000 shares of preferred stock,
(3) an increase in shares of authorized common stock to 50,000,000, and (4) to put of record the FGT Reverse Stock Split as set forth in the attached Exhibit "B".

         (b) The resignation of the existing FGT sole officer and director and appointment of new officers and directors as directed by Aladdin.

         (c) FGT shall have completed a limited offering under Regulation D, Rule 504, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, of 1,000,000 shares of its common stock at $1.00 per share. The gross proceeds of this offering (the "FGT Financing") shall be $1,000,000, which amount, less agreed upon costs, shall be delivered to the control of new management of FGT at Closing in good funds. The FGT Financing shall have been completed in compliance with all applicable state and federal securities laws and the securities sold shall be delivered at Closing to the investors in the FGT Financing.

         (d) It is recognized by the parties hereto that Aladdin entered into an agreement, including all amendments thereto (the "Baytree Agreement") dated July 14, 1999, with Baytree Capital Associates, LLC ("Baytree") wherein Baytree agreed to identify a public company to be involved in a "reverse merger" with Aladdin, and that FGT is the public company agreed to by Baytree and Aladdin. Under said Baytree Agreement, at Closing of the transactions described herein, FGT shall issue 50,000 shares of its common stock (after given effect to the FGT Reverse Stock Split) to Baytree. These shares are deemed to be covered by the defined term "FGT Shares" as set forth herein for purposes of all representations and warranties of FGT and the legal opinion given on behalf of FGT herein. Out of the proceeds of the FGT

Financing (as further defined herein) there shall be paid at Closing, a non-accountable expense allowance of $10,000 to Baytree and $20,000 in fees, plus fees and costs of FGT's legal counsel not to exceed $35,000.00 (to be paid from the proceeds of the FGT Financing). Furthermore, FGT recognizes and hereby assumes, at Closing, the obligations of Aladdin set forth in the Baytree Agreement.

         (e) As of the Closing, FGT shall assume all unexercised stock options issued by a Aladdin pursuant to Aladdin's current Incentive Stock Option Program and shall issue to each holder of such options (an "Optionholder"), incentive stock options in FGT, pursuant to an incentive stock option program (within the meaning of Internal Revenue Code Section 422) to be adopted by FGT, in such amount, at such exercise price and vesting schedule that each such Optionholder has been granted by Aladdin.

         For the purposes of Section, (a) the equivalent the number of FGT options to be granted to an Optionholder shall be calculated by multiplying the number of unexercised options such Optionholders currently hold by 1.580287, (b) the equivalent exercise price shall be calculated by dividing the exercise price of such Optionholders' current options by 1.580287 and (c) the vesting schedule of the FGT options shall preserve such Optionholders' current vested option exercise rights in an equivalent number of FGT options.

         6. Delivery of Shares. On or as soon as practicable after the Closing Date, Aladdin will use its best efforts to cause the Aladdin Stockholders to surrender certificates for cancellation representing their shares of Aladdin Common Stock, against delivery of certificates representing the FGT Shares for which the shares of Aladdin Common Stock are to be exchanged at Closing.

          7. Representations of Aladdin Stockholders. Each Aladdin Stockholder hereby represents and warrants each only as to its own Aladdin Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A", the Aladdin Common Stock is free from claims, liens, or other encumbrances, and at the Closing Date said Aladdin Stockholder will have good title and the unqualified right to transfer and dispose of such Aladdin Common Stock.

         (b) Said Aladdin Stockholder is the sole owner of the issued and outstanding Aladdin Common Stock as set forth in Exhibit "A";

         (c) Said Aladdin Stockholder has no present intent to sell or dispose of the FGT Shares and is not under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the FGT Shares.

         8. Representations of Aladdin. Aladdin hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing

Date:

         (a) Except as noted on Exhibit "A", the Aladdin Stockholders listed on the attached Exhibit "A" are the sole record and beneficial owners of the issued and outstanding common stock of Aladdin.

         (b) Aladdin has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the Aladdin Financial Statements or on Exhibit "A", attached hereto.

         (c) The audited financial statements as of and for the periods ended December 31, 1997 and 1998, which have been (or will be prior dissemination of an Information Statement by FGT) delivered to FGT (hereinafter referred to as the "Aladdin Financial Statements") fairly present the financial condition of Aladdin as of the dates thereof and the results of its operations for the periods covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the Aladdin Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of Aladdin as reflected in the Aladdin Financial Statements. Aladdin has good title to all assets shown on the Aladdin Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The Aladdin Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

         (d) Since the date of the Aladdin Financial Statements, there have not been any material adverse changes in the financial position of Aladdin except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of Aladdin.

         (e) Aladdin is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the Aladdin Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against Aladdin.

         (f) Aladdin is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on Aladdin.

         (g) Aladdin has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) Aladdin has not materially breached any material agreement to which it is a party. Aladdin has previously given FGT copies or access thereto of all material contracts, commitments and/or agreements to which Aladdin is a party including all relationships or dealings with related parties or affiliates.

         (i) Aladdin has no subsidiary corporations except Transaction Services, Inc., a California corporation.

         (j) Aladdin has made all material corporate financial records, minute books, and other corporate documents and records available for review to present management of FGT prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which Aladdin is a party and has been duly authorized by all appropriate and necessary corporate action under Delaware or other applicable law and Aladdin, to the extent required, has obtained all necessary approvals or consents required by any agreement to which Aladdin is a party.

         (l) All disclosure information provided by Aladdin which is to be set forth in disclosure documents of FGT or otherwise delivered to FGT by Aladdin for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

         9. Representations of FGT and Ulmer. FGT, and Ulmer to the best of his knowledge, hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the FGT Shares, to be issued and delivered to the Aladdin Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of FGT common stock, fully-paid and nonassessable. FGT shall have completed its reverse stock split wherein each holder of FGT Shares shall have received 1 share of the FGT Shares for each 2.2 FGT Shares previously held. The total number of FGT shares of common stock outstanding as of the Closing Date shall be 650,000.

         (b) FGT has the corporate power and authority to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including the board of directors and shareholders of FGT. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which FGT is a party or by which its assets and properties are bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to FGT or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of FGT.

         (c) FGT has delivered to Aladdin a true and complete copy of its audited financial statements for the years ended December 31, 1996, 1997, and 1998 and unaudited financial statements as of June 30, 1999, (the "FGT Financial Statements"). The FGT Financial Statements are complete, accurate and fairly present the financial condition of FGT as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The FGT Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of FGT as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since June 30, 1999, there have not been any material adverse changes in the financial condition of FGT except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement and the disposition of FGT's remaining assets and the payment of all liabilities. Prior to Closing, all accounts payable and other liabilities of FGT shall be paid and satisfied in full and FGT shall, at Closing, have no obligations, debts, claims or liabilities of any nature either contingent or fixed.

         (e) FGT is not a party to or the subject of any pending litigation, claims, decrees, orders, stipulations or governmental investigation or proceeding not reflected in the FGT Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of Ulmer, threatened or contemplated against or affecting FGT, its management or its properties.

         (f) FGT is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (g) FGT has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on FGT, and has paid or made adequate provision in the FGT Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. FGT is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

         (h) There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of FGT, except as contemplated in this Agreement.

         (i) The corporate financial records, minute books, and other documents and records of FGT have been made available to Aladdin prior to the Closing and shall be delivered to new management of FGT at Closing.

         (j) FGT has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that FGT has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its assets are is bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which FGT is subject. FGT hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed to Aladdin all relationships or dealings with related parties or affiliates.

         (k) FGT common stock is currently approved for quotation on the OTC Bulletin Board under the symbol "FPLA" and there are no stop orders in effect with respect thereto. FGT has provided Aladdin with copies of all correspondence between FGT and NASDAQ and FGT and NASD. FGT has not been informed, and has no reason to believe, that its common stock will be delisted by the NASD, except that in the future it must comply with the NASD's "Eligibility Rule" put in effect January 4, 1999.

         (l) All information regarding FGT which has been provided to Aladdin or otherwise disclosed in connection with the transactions contemplated herein, is true, complete and accurate in all material respects. FGT has provided to Aladdin all material information regarding FGT. FGT and Ulmer specifically disclaim any responsibility regarding disclosures as to Aladdin, its business or its financial condition.

         (m) As of Closing, the outstanding capitalization of FGT shall consist of 10,050,000 shares of common stock giving effect to all matters contemplated herein.

         (n) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to FGT, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which FGT is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of FGT or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of FGT.

         10. Closing. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place within two weeks of approval of the Company's application for registration of 1,000,000 shares of common stock with the Nevada Securities Division, but no later than September 30, 1999, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein (the "Acquisition"), shall be that date on which all conditions set forth herein have been met and the FGT Shares are issued in exchange for the Aladdin Common Stock.

         11. Conditions Precedent to the Obligations of Aladdin. All obligations of Aladdin under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of Ulmer and FGT contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

         (b) FGT shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors, and shareholders representing a majority interest the outstanding common stock of FGT, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, FGT shall have delivered to Aladdin certified copies of resolutions of the board of directors and shareholders of FGT approving and authorizing the execution, delivery and performance of this

Agreement and authorizing all of the necessary and proper action to enable FGT to comply with the terms of this Agreement including the election of Aladdin's nominees to the Board of Directors of FGT and all matters outlined herein.

         (e) The Acquisition shall be permitted by applicable law and FGT shall have sufficient shares of its capital stock authorized to complete the Acquisition.

         (f) At Closing, the existing sole officer and director of FGT shall have resigned in writing from all positions as director and officer of FGT effective upon the election and appointment of the Aladdin nominees.

         (g) At the Closing, all instruments and documents delivered to Aladdin and Aladdin Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Aladdin.

         (h) The shares of restricted FGT capital stock to be issued to Aladdin Stockholders and in the FGT Financing at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.
         (i) Aladdin and Aladdin Stockholders shall have received the advice of their tax advisor, if deemed necessary by them, as to all tax aspects of the Acquisition.

         (j) Aladdin shall have received all necessary and required approvals and consents from required parties and its shareholders.

         (k) FGT shall have completed the FGT Financing for an aggregate amount of $1,000,000 in compliance with all applicable laws.

         (l) At the Closing, FGT shall have delivered to Aladdin an opinion of its counsel dated as of the Closing to the effect that:

         (i) FGT is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

         (ii) This Agreement has been duly authorized, executed and delivered by FGT and is a valid and binding obligation of FGT enforceable in accordance with its terms;

         (iii) FGT through its board of directors and stockholders has taken all corporate action necessary for performance under this Agreement;

         (iv) The documents executed and delivered by FGT to Aladdin and Aladdin Stockholders hereunder are valid duly executed and delivered, and binding in accordance with their terms and vest in Aladdin Stockholders, as the case may be, all right, title and interest in and to the FGT Shares to be issued pursuant to the terms hereof, and the FGT Shares when issued will be duly and validly issued, fully-paid and nonassessable;

         (v) FGT has the corporate power to execute, deliver and perform under this Agreement;

         (vi) The execution, delivery and performance of this Agreement and the, consummation of the transactions contemplated hereby will not (a) to the best of such counsel's knowledge, constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to FGT, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, except for compliance with applicable securities laws and the filing of all documents necessary to consummate the transaction with any governmental entity, (c) to the best of such counsel's knowledge result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which FGT is a party or by which either is bound or to which any of their assets are subject, (d) result in the creation of any material lien or encumbrance upon the assets of FGT or the funds being delivered in connection herewith, or (e) conflict with or result in a breach of or constitute a default under any provision of the charter documents of FGT

         (vii) Legal counsel for FGT is not aware of any liabilities, claims or lawsuits involving FGT; and

         12. Conditions Precedent to the Obligations of FGT. All obligations of FGT under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by Aladdin and Aladdin Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) Aladdin shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) Aladdin shall deliver on behalf of the Aladdin Stockholders a letter commonly known as an "Investment Letter," signed by each of said shareholders, in substantially the form attached hereto as Exhibit "C", acknowledging that the FGT Shares are being acquired for investment purposes.

         (d) Aladdin shall deliver an opinion of its legal counsel to the effect that:

         (i) Aladdin is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on Aladdin;

         (ii) This Agreement has been duly authorized, executed and delivered by Aladdin.

         (iii) The documents executed and delivered by Aladdin and Aladdin Stockholders to FGT hereunder are valid and binding in accordance with their terms and vest in FGT all right, title and interest in and to the Aladdin Common Stock, which stock is duly and validly issued, fully-paid and nonassessable.

         13. Indemnification. For a period of one year from the Closing, FGT and Ulmer agree to jointly and severally indemnify and hold harmless Aladdin, and Aladdin agrees to indemnify and hold harmless FGT and Ulmer, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         To the extent there is a material breach in this Agreement pursuant to which Aladdin is entitled to indemnification, Aladdin shall be entitled to issue to the Aladdin Stockholders additional shares of FGT common stock based on its fair market value at the time in an amount equal to any claim or liability which may arise, all in addition to any other remedies which may be available.

         14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         15. Documents at Closing. At the Closing, the following documents shall be delivered:

(a) Aladdin will deliver, or will cause to be delivered, to FGT the following:

         (i) a certificate executed by the President and Secretary of Aladdin to the effect that all representations and warranties made by Aladdin under this Agreement are true and correct as of the Closing, the same as though originally given to FGT on said date;

         (ii) a certificate from the jurisdiction of incorporation of Aladdin dated at or about the Closing to the effect that Aladdin is in good standing under the laws of said jurisdiction;

         (iii) Investment Letters in the form attached hereto as Exhibit "C" executed by each Aladdin Stockholder;

         (iv) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

         (v) certified copies of resolutions adopted by the shareholders and directors of Aladdin authorizing this transaction; and

         (vi) all other items, the delivery of which is a condition precedent to the obligations of FGT as set forth herein.

         (vii) the legal opinion required by Section 12(d) hereof.

(b) FGT will deliver or cause to be delivered to Aladdin:

         (i) stock certificates representing the FGT Shares to be issued as a part of the stock exchange as described herein;

         (ii) a certificate of the President of FGT, to the effect that all representations and warranties of FGT made under this Agreement are true and correct as of the Closing, the same as though originally given to Aladdin on said date;

         (iii) certified copies of resolutions adopted by FGT's board of directors and FGT's Stockholders authorizing the Acquisition and all related matters described herein;

         (iv) certificate from the jurisdiction of incorporation of FGT dated at or about the Closing Date that FGT is in good standing under the laws of said state;

         (v)  opinion of FGT's counsel as described in Section 11(l) above;

         (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

         (vii)  resignation of the existing officer and director of FGT;

         (viii)  all corporate and financial records of FGT; and

         (ix) all other items, the delivery of which is a condition precedent to the obligations of Aladdin, as set forth in Section 12 hereof, including net cash proceeds of the FGT Financing.

         16. Finder's Fees. FGT, represents and warrants to Aladdin, and Aladdin represents and warrants to FGT that neither of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described in
Section 5(d) hereof. In this regard, FGT, on the one hand, and Aladdin on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability other than as disclosed herein. It is recognized by the parties hereto that there is an obligation on behalf of Aladdin to pay a $50,000 finders fee at Closing.

         17.      Miscellaneous.

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

         (e) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

         (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (i) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (j) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                             FOREPLAY GOLF & TRAVEL TOURS, INC.

                             /s/Glen Ulmer
                             -----------------------------------
                             By: Glen Ulmer, President

                             /s/Glen Ulmer
                             -----------------------------------
                               Glen Ulmer, individually


                             ALADDIN SYSTEMS, INC.

                             /s/Jonathan Kahn
                             -----------------------------------
                             By: Jonathan Kahn, CEO


                             STOCKHOLDERS OF ALADDIN
                             SYSTEMS, INC.

                             /s/Benna Lovato
                             -----------------------------------
                             Benna Lovato

                             /s/Jonathan Kahn
                             -----------------------------------
                             Jonathan Kahn

                             /s/Marco Gonzalez
                             -----------------------------------
                             Marco Gonzalez

                             /s/David Schargel
                             -----------------------------------
                             David Schargel


                             /s/Leonard Rosenthol
                             -----------------------------------
                             Leonard Rosenthol

                             /s/Darryl Lovato
                             -----------------------------------
                             Darryl Lovato

                                  EXHIBIT "A"

                     TO AGREEMENT AND PLAN OF REORGANIZATION




NAME AND ADDRESS                             ALADDIN SHARES     FGT SHARES
----------------                             --------------     ----------
MARCO A. GONZALEZ                                 430,743         680,680
2527 Q Street NW #306
Washington, DC 20007

LEONARD ROSENTHOL                                 130,680         206,500
636 Pine St. #3
Philadelphia, PA 19106

JONATHAN KAHN                                   1,067,078       1,686,280
608 Seacliff Drive
Aptos, CA 95003

DARRYL LOVATO                                   1,033,558       1,633,300
827 Loma Prieta Drive
Aptos, CA 95003

BENNA LOVATO                                    1,033,558       1,633,300
827 Loma Prieta Drive
Aptos, CA 95003

DAVID SCHARGEL                                  1,013,469       1,601,568
2608 SE 35th Place
Portland, OR 97202-1512
                                                ---------       ---------
                                    TOTAL       4,709,086       7,441,628

                                  EXHIBIT "B"


                     TO AGREEMENT AND PLAN OF REORGANIZATION

                 Form of Amendment to Articles of Incorporation

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                       FOREPLAY GOLF & TRAVEL TOURS, INC.


         Pursuant to the applicable provisions of the Nevada Business Corporations Act, Foreplay Golf & Travel Tours, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The present name of the Corporation is Foreplay Golf & Travel Tours, Inc.

         SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE I - NAME, is amended to read as follows:

ARTICLE I - NAME

         The name of the corporation shall be:  Aladdin Systems Holdings, Inc.

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

ARTICLE IV - STOCK

         Common. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

         Preferred. The Corporation shall be authorized to issue 1,000,000 shares of

Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

         THIRD: The Corporation has effectuated, effective with the commencement of business on Tuesday, October 26, 1999, a 2.2 to 1 reverse stock split as to its shares of common stock outstanding as of the opening of business on October 25, 1999, which decreases the outstanding shares as of that date from 1,434,400 shares to 650,000 shares. The forward split shall not change the number of shares of Common Stock authorized for issuance by the Corporation.

         FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,434,400.

         FIFTH: The number of shares voted for such amendments was 810,925 (56.5%) and no shares were voted against such amendment.

         DATED this        day of October, 1999.

                                     FOREPLAY GOLF & TRAVEL TOURS, INC.


                                     By: /s/Pam Jowett
                                         ---------------------------------
                                         Pam Jowett, President/Secretary


VERIFICATION

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Foreplay Golf & Travel Tours, Inc., that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.


                                         /s/Pam Jowett
                                         ---------------------------------
                                         Pam Jowett, President

STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Foreplay Golf & Travel Tours, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as her own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this day of October, 1999.


                                         ---------------------------------
                                         NOTARY PUBLIC

Notary Seal:

                                   EXHIBIT "C"


                     TO AGREEMENT AND PLAN OF REORGANIZATION

                            Form of Investment Letter



TO THE BOARD OF DIRECTORS OF FOREPLAY GOLF & TRAVEL TOURS, INC. ("CORPORATION")

     The undersigned hereby represents to the Corporation, that (1) the shares of the Corporation's common stock (the "Securities") which are being acquired by the undersigned are being acquired for his own account and for investment and not with a view to the public resale or distribution thereof; (2) the undersigned will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended (the "Act"); and (3) he is aware that the Securities are "restricted securities" as that term is defined in Rule 144 or the General Rules and Regulations under the Act.

     The undersigned acknowledges that he has been afforded access to disclosure documents and information regarding the Corporation as requested by the undersigned.

     The undersigned further acknowledges that he has had an opportunity to ask questions of and receive answers from duly designated representatives of the Corporation concerning the terms and conditions pursuant to which the Securities are being purchased. The undersigned acknowledges that he has been afforded an opportunity to examine such documents and other information which he has requested for the purpose of verifying the information set forth in the documents referred to above.

     The undersigned acknowledges and understands that the Securities are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     The undersigned further acknowledges that he is fully aware of the applicable limitations on the resale of the Securities. These restrictions for the most part are set forth in Rule 144. The Rule permits sales of "restricted securities" upon compliance with the requirements of such Rule. If the Rule is available to the undersigned, the undersigned may make only routine sales of securities, in limited amounts, in accordance with the terms and conditions of that Rule.

     The Company is the only person which may register its Securities under the Act and it currently is not contemplating registering any of its Securities. Furthermore, the Company has not made any representations, warranties or covenants to the undersigned regarding registration of the Securities or compliance with any exemption under the Act.


      By reason of my knowledge and experience in financial and business matters in general, and investments in particular, I am capable of evaluating the merits and risks of an investment by me in the Securities.

     I am capable of bearing the economic risks of an investment in the Securities. I fully understand the speculative nature of the Securities.

     My present financial condition is such that I am under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need, or indebtedness.

     Any and all certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear the following legend, which the undersigned has read and understands:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     The undersigned further agrees that the Corporation shall have the right to issue stop-transfer instructions to its transfer agent and acknowledges that the Corporation has informed the undersigned of its intention to issue such instructions.

                                         Very truly yours,



                                         ---------------------------------

                                         Date:                 , 1999
                                              -----------------